                                                                Exhibit 11.1

                    LIFEQUEST MEDICAL, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE


                                                     Three Months Ended           Six Months Ended
                                                           June 30,                   June 30,
                                                      1996         1997          1996         1997
                                                   ----------   ----------    ----------    ----------
Net Loss                                             (329,418)      64,253      (774,027)       24,264
                                                   ==========   ==========    ==========    ==========

Weighted average number of shares of Common
   Stock and Common Stock equivalents
   outstanding:
        Weighted average number of Common Stock
          outstanding                               4,407,867    5,781,599     4,402,261     5,734,529
        Weighted average number of Common Stock
          equivalents applicable to stock
          options and warrants                             --      441,263            --       445,709
                                                   ----------   ----------    ----------    ----------

Common Stock and Common Stock equivalents           4,407,867    6,222,862     4,402,261     6,180,238
                                                   ==========   ==========    ==========    ==========
Earnings per share - primary                            (0.07)        0.01         (0.18)         0.00
                                                   ==========   ==========    ==========    ==========
Net Loss                                             (329,418)      64,253      (774,027)       24,264
                                                   ==========   ==========    ==========    ==========
Weighted average number of Common Stock and
   Common Stock equivalents outstanding
        Weight average number of shares of
          Common Stock outstanding                  4,407,867    5,781,599     4,402,261     5,734,529
        Weighted average number of Common Stock
          equivalents applicable to stock
          options and warrants                             --      441,263            --       448,693
                                                   ----------   ----------    ----------    ----------
Common Stock and Common Stock equivalent,
   assuming full dilution                           4,407,867    6,222,862     4,402,261     6,183,222
                                                   ==========   ==========    ==========    ==========
Earnings per share - fully diluted(1)                   (0.07)        0.01         (0.18)         0.00
                                                   ==========   ==========    ==========    ==========



(1) This calculation is submitted in accordance with item 601(b)11 of regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.